Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Nobel Learning Communities, Inc

West Chester, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-64701, No. 333-61372, No. 333-61374, No. 333-124247 and No. 333-140507) of Nobel Learning Communities, Inc. of our report dated September 12, 2006, except for Note 6 which is as of September 10, 2007, relating to the consolidated financial statements which appear in this Form 10-K.

BDO Seidman, LLP

Philadelphia, Pennsylvania

September 10, 2007